Exhibit 99.3

STATEMENT ON USES AND USEFULNESS OF NON-GAAP FINANCIAL MEASURES

Exhibits 99.1 and 99.2 to this Report on Form 8-K (the "Earnings Releases"), contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, Entergy has provided quantitative reconciliations within the Earnings Releases and the presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP measures in the Earnings Releases differ from GAAP only in that the figure or ratio states or includes operational earnings per share. Operational earnings per share is presented for each of Entergy's major business segments as well as on a consolidated basis. Operational earnings per share is not calculated in accordance with GAAP because it excludes the effect of "special items". Special items reflect the effect on earnings of events that are less routine, are related to prior periods, or are related to discontinued businesses. In addition, other financial measures including return on average invested capital (ROIC), return on average common equity (ROE), and net margin - operational are included on both an operational and as-reported basis. In each case, the metrics defined as "operational" exclude the effect of special items as defined above. Management believes financial metrics calculated using operational earnings provides useful information to investors in evaluating the ongoing results of Entergy's businesses and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector. Entergy management frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons as well as comparisons to the performance of peer companies.

Other non-GAAP measures, total gross liquidity, net debt to net capital ratio, net debt ratio including off-balance sheet liabilities, free cash flow and net cash available for new investment, debt or equity repayment, dividend increase, are measures Entergy uses internally for management and board discussions, and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Free cash flow, as defined by Entergy, is net cash flow provided by operating activities, a GAAP measure, reduced by cash requirements for nuclear fuel purchases and decommissioning trust fund contributions, planned maintenance capital expenditures, and estimated preferred dividends, and does not consider other potential demands on cash such as mandatory debt service requirements. Entergy believes the above data provides useful information to investors in evaluating Entergy's ongoing financial flexibility, and assists investors in comparing the company's cash availability to the cash availability of others in the energy sector.

The non-GAAP financial measures and other reported adjusted items in Entergy's Earnings Releases are used in addition to, and in conjunction with, results presented in accordance with GAAP.  These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.  Investors are strongly encouraged to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.  Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.